Exhibit (b)(i)

EXECUTION COPY

UNITED MICROELECTRONICS CORPORATION

3F, NO. 76, TUN HWA SOUTH ROAD

TAIPEI, TAIWAN

REPUBLIC OF CHINA

As of December 12, 2001

Citibank, N.A. - ADR Department

111 Wall Street

New York, New York 10043

Restricted ADSs (Cusip # 910873306)

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of September 21, 2000 (the “Deposit Agreement”), by and among United Microelectronics Corporation, a company incorporated under the laws of the Republic of China (the “Company”), Citibank, N.A., as Depositary (Citibank in such capacity, the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

The Company has sold, in concurrent Regulation S (“Reg S”) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 144A under the Securities Act (“Rule 144A”) transactions, Zero Coupon Convertible Bonds due 2004 in the aggregate principal amount of US$302,400,000 (the bonds so issued pursuant to Reg S and any Restricted Bonds (as hereinafter defined) exchanged for beneficial interests in Bonds issued pursuant to Reg S, the “International Bonds,” the bonds so issued pursuant to Rule 144A and any International Bonds exchanged for beneficial interests in bonds issued pursuant to Rule 144A, the “Restricted Bonds,” and the International Bonds and the Restricted Bonds collectively, the “Bonds”), each Bond convertible at the option of the holder (such holder, a “Converting Bondholder”) into (a) the Company’s common shares, par value NT$10 per share (the “Shares”) on or after January 22, 2002, or (b) the Company’s American Depositary Shares (the “ADSs”), each ADS representing five (5) Shares, on or after the later of January 22, 2002 and the date on which the Shelf Registration Statement (as defined below) becomes effective, and up to and including February 20, 2004, in each case upon the terms and conditions set forth in (i) the Indenture, dated as of December 12, 2001 (the “Indenture”), by and between the Company and Citibank, N.A., in its capacity as indenture trustee (Citibank in such capacity, the “Trustee”), and (ii) the Paying and Conversion Agency Agreement, dated as of December 12, 2001 (the “Agency Agreement”), by and among the Company, the Trustee, the conversion agents, the paying agents and the transfer agents named therein. Under the terms of the Resale Registration Rights Agreement, dated December 12, 2001 (the “Resale Registration Rights Agreement”), by and between the Company and Morgan Stanley & Co. International Limited on behalf of the several initial purchasers named in Schedule I to the Purchase Agreement, dated December 4, 2001 (the “Purchase Agreement”), the Company has undertaken to use its best efforts to file with the Securities and Exchange Commission not later than 90 days after the date hereof, and to use its best efforts to obtain the effectiveness of, a shelf registration statement (the “Shelf Registration Statement”) covering the resale in the United States of the ADSs into which the Restricted Bonds are convertible within 180 days after December 12, 2001.

Under the terms of the Indenture and the Agency Agreement, Bonds outstanding at the time of conversion as International Bonds will be convertible into Shares and/or freely transferable ADSs, and Bonds outstanding at the time of conversion as Restricted Bonds will be convertible into (a) Shares and/or freely transferable ADSs (if concurrently sold by the Converting Bondholder in a transaction covered by the Shelf Registration Statement) or (b) Restricted ADSs (as defined below) (if the concurrent sale is not desirable nor practicable). The Company anticipates that some Converting Bondholders may elect to hold their Shares upon conversion of Restricted Bonds in the form of Restricted ADSs (as defined below) without effecting an immediate sale of those Restricted ADSs under the Shelf Registration Statement.

The Company is willing to accommodate a request from a Converting Bondholder to hold the Shares in the form of Restricted ADSs upon conversion of their Restricted Bonds provided that (a) the terms of deposit of the Shares by the Converting Bondholder neither (i) prejudice any substantial rights of existing Holders and Beneficial Owners of ADSs under the Deposit Agreement nor (ii) violate or conflict with any law, rule or administrative position applicable to the ADSs, and (b) the Depositary agrees to supplement the terms of the Deposit Agreement to accommodate a deposit of Shares by Converting Bondholders immediately upon the conversion of Restricted Bonds without prejudicing any substantial existing right of Holders or Beneficial Owners of ADSs.

The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the issuance of Restricted ADSs. The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 filed with the Commission in respect of the ADSs and shall be filed by the Company with governmental authorities in the ROC in accordance with applicable ROC laws and regulations.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1. Authority to Issue Restricted ADSs. The Deposit Agreement is hereby supplemented to authorize the Depositary to establish procedures to permit the deposit of Shares that are Restricted Securities (as defined in the Deposit Agreement), upon the written request and at the expense of the Company, under the terms of the Deposit Agreement as supplemented hereby (such Shares, the “Restricted Shares”). The Depositary hereby agrees to establish procedures permitting the deposit of Restricted Shares and the issuance of ADSs representing deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”), upon receipt of a written request from the Company to accept certain specified Restricted Shares for deposit. The Company agrees to assist the

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Depositary in the establishment of such procedures and agrees that it shall take all steps reasonably requested by the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws, in each case, by entering into letter agreements with the Depositary to set forth the specific terms of the procedures applicable to any specific deposit of Restricted Shares and issuance of Restricted ADSs. The depositors of the Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may at the relevant time deem necessary or appropriate. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legend(s) shall (i) be in a form reasonably satisfactory to the Depositary and (ii) set forth the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from all other Deposited Securities held under the terms of the Deposit Agreement that are not Restricted Shares. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, The Depository Trust Company (“DTC”), and shall not in any way be fungible with the ADSs issued under the terms of the Deposit Agreement that are not Restricted ADSs. Except as set forth in the applicable letter agreement and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be subject to the terms of the Deposit Agreement and shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADRs and ADSs, respectively, issued and outstanding under, the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto or any Holder or Beneficial Owner of Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms of (i) the applicable letter agreement or (ii) the applicable Restricted ADR, the terms and conditions set forth in the applicable letter agreement and of the applicable Restricted ADR shall be controlling and shall govern the rights and obligations of the parties pertaining to the deposited Restricted Shares, the Restricted ADSs and the Restricted ADRs.

Only upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares have been registered under the Securities Act or such Restricted ADSs may be freely transferred under Rule 144 under the Securities Act or another applicable exemption from the registration requirements thereof, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall the Depositary (i) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing hereunder between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or

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Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems and by listing the newly-unrestricted ADSs on The New York Stock Exchange, Inc. or any other applicable securities exchange on which the ADSs are at that time listed.

2. Deposits. In furtherance of the foregoing, the Company requests the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this Letter Agreement, to (i) establish procedures to enable (x) the deposit of Restricted Shares with the Custodian by the Company on behalf of the Converting Bondholder upon conversion of Restricted Bonds in order to enable the issuance by the Depositary to the Converting Bondholder of ownership interests in Restricted Shares in the form of Restricted ADSs issued under the terms of this Letter Agreement, (y) the transfer of the Restricted ADRs (and the Restricted ADSs evidenced thereby) and the withdrawal of the Restricted Shares, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by the terms of this Letter Agreement, and (z) the conversion of Restricted ADSs into freely transferable ADSs upon the terms described below, and (ii) issue Restricted ADRs representing such Restricted ADSs and to deliver the Restricted ADRs so issued to the applicable Converting Bondholder, in each case upon the terms set forth herein, including, without limitation, the terms and conditions set forth in Section 1 hereof. Nothing contained in this Letter Agreement shall in any way obligate the Depositary, or to give authority to the Depositary, to accept any Shares (other than the Restricted Shares described herein) for deposit under the terms hereof. The Company agrees to pay to the Depositary an administration fee of US $15,000.00 per annum for the establishment of the procedures set forth in Sections (2) through (12) of this Letter Agreement.

3. Company Assistance. The Company agrees to (i) provide commercially reasonable assistance to the Depositary upon the request of the Depositary (in each case, within the terms and conditions of Sections 2 through 12 hereof) in the establishment of such procedures to enable the acceptance of the deposit by the Company on behalf of Converting Bondholder(s) of the Restricted Shares, the issuance of such Restricted ADSs to the Converting Bondholder(s), the delivery of such Restricted ADRs to the Converting Bondholder(s), the transfer of the Restricted ADRs (and the Restricted ADSs represented thereby) by the Converting Bondholder(s), the withdrawal of the Restricted Shares and the conversion of Restricted ADRs into freely transferable ADSs, and (ii) take all commercially reasonable steps requested by the Depositary (in each case, within the terms and conditions of Sections 2 through 12 hereof) to ensure that the acceptance of the deposit of the Restricted Shares, the issuance of such Restricted ADSs, the issuance and delivery of the Restricted ADRs, the transfer of Restricted ADRs, the withdrawal of Restricted Shares and the conversion of Restricted ADSs into freely transferable ADSs, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws. In furtherance of the foregoing, the Company (i) confirms (after consultation with its U.S. counsel) that the deposit of Restricted Shares hereunder upon conversion of Restricted Bonds in accordance with the terms of the Indenture and the Agency Agreement, and the issuance of Restricted ADSs upon deposit of such Restricted Shares in accordance with the terms of this Letter Agreement does not violate the Securities Act and (ii) shall cause its ROC counsel to deliver an opinion to the Depositary stating, inter alia, that (a) the Company has duly authorized, executed and delivered the Letter

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Agreement, (b) the Letter Agreement is a legal valid and binding agreement of the Company enforceable against the Company upon its terms, (c) all requisite approvals have been obtained under ROC law to permit the deposit of Shares under the terms of the Deposit Agreement and this Letter Agreement upon conversion of Bonds, and (d) none of the terms of this Letter Agreement or the transactions contemplated herein violate any ROC law or regulation nor any material contract, order, judgment or proceeding which is binding upon the Company.

4. Limitations on Issuance of Restricted ADSs. The Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to issue and deliver to the Converting Bondholders, upon conversion of Restricted Bonds, Restricted ADRs evidencing the applicable number of Restricted ADSs only upon receipt (i) from the Company (or any of its designated agents) of a deposit of the applicable number of Restricted Shares, and (ii) from the Conversion Agent, the Conversion Notice completed and signed by or on behalf of the Converting Bondholder, a copy of which is attached hereto as Exhibit A (such Conversion Notice, the “Conversion Certification”), and (iii) payment of the fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Shares and the issuance of ADSs. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary under CUSIP # 910873306 and the Restricted Shares shall be held separate and distinct by the Custodian from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Restricted ADSs. The Company agrees, in addition to its undertakings in the Deposit Agreement, that neither it, nor any of its Affiliates, will at any time request the conversion of Restricted Bonds beneficially owned by any of them into Restricted ADSs.

5. Stop Transfer Notation and Legend. The books of the Depositary shall identify the Restricted ADSs as “restricted” and shall contain a “stop transfer” notation to that effect. The Restricted ADRs issued upon conversion of Restricted Bonds shall contain the following legend:

“THE RESTRICTED AMERICAN DEPOSITARY SHARES (“ADSs”) OF UNITED MICROELECTRONICS CORPORATION EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON OTHER THAN A U.S.

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PERSON (AS DEFINED IN REGULATION S), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE ADSs EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE ADSs EVIDENCED HEREBY. PRIOR TO THE WITHDRAWAL OF THE SHARES REPRESENTED HEREBY, THE HOLDER OF THE RESTRICTED ADSs EVIDENCED HEREBY WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION, A COPY OF WHICH MAY BE OBTAINED FROM THE DEPOSITARY.

THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE ADSs EVIDENCED HEREBY PURSUANT TO CLAUSE (3) ABOVE OR THE EXPIRATION OF TWO YEARS FROM DECEMBER 12, 2001, THE DATE OF ORIGINAL ISSUANCE OF THE RULE 144A BONDS INTO WHICH THE ADSs EVIDENCED HEREBY WERE CONVERTED.”

6. Limitations on Transfer of Restricted ADSs. The Restricted ADRs, and the Restricted ADSs evidenced thereby, shall be transferable only by the Holder thereof upon delivery by such transferring Holder to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement, and (ii) such other documents as may reasonably be requested by the Depositary under the terms hereof (including, without limitation, an opinion of U.S. counsel to such transferring Holder as to the terms of the legend set forth in Section 5 above).

7. Limitations On Cancellation of Restricted ADSs. The Company instructs the Depositary, and the Depositary agrees, not to release any Restricted Shares nor cancel any Restricted ADSs upon presentation to it of a Restricted ADR for the purpose of withdrawing the underlying Restricted Shares unless (x) all of the conditions applicable to the withdrawal of Shares from the depositary receipts facility created pursuant to the terms of the Deposit Agreement have been satisfied and (y) the Depositary shall have received from the person requesting the withdrawal of the Restricted Shares a duly completed and signed Withdrawal Certification substantially in the form of the draft thereof attached hereto as Exhibit B (such certification, the “Withdrawal Certification”).

8. Limitations On Exchange of Restricted ADSs. The Company instructs the Depositary, and the Depositary agrees, notwithstanding the last paragraph of Section 1 hereof, to cancel Restricted ADRs and the Restricted ADSs evidenced thereby and to issue and deliver freely transferable ADSs in respect thereof upon receipt of (i) the Restricted ADRs (duly endorsed and accompanied by the requisite signature guarantees, if so required under the terms

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of the Deposit Agreement), (ii) a duly completed and signed Resale Certification, substantially in the form attached hereto as Exhibit C (the “Resale Certification”), and (iii) any other documents as may reasonably be requested by the Depositary under the terms of the Deposit Agreement and this Letter Agreement.

9. Fungibility. Except as contemplated herein and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs and Restricted ADSs, respectively. Nothing contained herein shall obligate the Depositary to treat Holders of Restricted ADRs on terms more favorable than those accorded to Holders of ADRs under the Deposit Agreement.

10. Representations and Warranties. The Company hereby represents and warrants, in lieu of the representations contained in Section 3.3(a) of the Deposit Agreement that (a) the Restricted Shares being deposited by the Company on behalf of the Converting Bondholder(s) for the purpose of the issuance of the Restricted ADSs will, at the time of deposit, be validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, and (b) the Restricted Shares being deposited by the Company on behalf of the Converting Bondholder(s) for the issuance of the Restricted ADSs will, at the time of deposit, rank pari passu with respect to the other Shares on deposit under the Deposit Agreement that are not Restricted Shares. Such representations and warranties shall survive the deposit of the Restricted Shares, the issuance of Restricted ADSs and the delivery of Restricted ADRs.

11. Indemnity. The Company acknowledges and agrees that the indemnification by the Company in favor of the Depositary, the Custodian and their respective officers, directors, employees, agents and affiliates, and the Depositary acknowledges that the indemnification by the Depositary in favor of the Company and its directors, officers, employees, agents and affiliates, under Section 5.8 of the Deposit Agreement shall apply to the acceptance of Restricted Shares for deposit, the issuance of Restricted ADSs, the delivery of Restricted ADRs, the transfer of Restricted ADRs, the exchange of Restricted ADRs and of the Restricted ADSs evidenced thereby, and the withdrawal of Restricted Shares, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary and the Company, as contemplated by this Letter Agreement.

12. Governing Law. This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York.

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

UNITED MICROELECTRONICS CORPORATION

By:	/s/ Stan Hung
Name:	Stan Hung
Title:	CFO

Agreed to as of the date set forth above:

CITIBANK, N.A., as Depositary

By:	/s/ Susan A. Lucanto
Name:	Susan A. Lucanto
Title:	Vice President

EXHIBITS

A	Form of Conversion Notice

B	Withdrawal Certification

C	Resale Certification

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EXHIBIT A

to

Letter Agreement, dated as of December 12, 2001

(the “Letter Agreement”), by and between

UNITED MICROELECTRONICS CORPORATION

and CITIBANK, N.A.

FORM OF CONVERSION NOTICE

Please refer to the Form of Conversion Notice for Restricted Bonds attached hereto.

Exh. A-1

RULE 144A BOND CONVERSION NOTICE

UNITED MICROELECTRONICS CORPORATION

US$302,400,000

Zero Coupon Convertible Bonds due 2004

PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE COMPLETING THIS NOTICE.

Please fax this completed Rule 144A Bond Conversion Notice to:

Citibank, N.A. - Conversion Agent

5 Carmelite Street

London EC4Y OPA

United Kingdom

Fax No.: +44 207 508 3880

Attention: Conversion Agent

Please enter principal amount and serial or identifying numbers of the Rule 144A Bonds to be converted:

Total principal amount and serial or identifying numbers of Bonds to be converted:

Total principal amount of Bonds:

Serial or identifying number of Bonds*:

CUSIP number of Bonds:	910873AC2

*	Not required for Bonds represented by a Global Bond.

Exh. A-2

To:	United Microelectronics Corporation (the “Company”)

Citibank, N.A., ADS Depositary,

Citibank, N.A., Conversion Agent

I/We, being the holder of the Rule 144A Bonds specified above, hereby irrevocably elect to convert such Rule 144A Bonds or portion thereof (which is US$10,000 or an integral multiple of US$10,000 in excess thereof) into (A) common shares of the Company (“Shares”), or (B) American Depositary Shares of the Company (“ADS(s)”), each ADS representing five (5) Shares, in each case in accordance with Condition 6 of the terms and conditions of the Rule 144A Bonds. I/We understand that the Shares and ADSs deliverable upon conversion of any Rule 144A Bonds will be “restricted securities” within the meaning of Rule 144 of the United States Securities Act of 1933 (the “Securities Act”), and subject to transfer and other restrictions unless sold and transferred immediately upon conversion to a my/our designees pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of transfer).

Please complete Items A or B below:

A.	Check here ☐ if you wish to receive Shares upon conversion of Rule 144A Bonds and complete items 1 and 2 below.

1.	Name and address of the person in whose name Shares required to be delivered on conversion are to be registered

Name:

Address:

2.	I/We hereby request that the certificate for the Shares (together with any cash) required to be delivered upon conversion of the Rule 144A Bonds be dispatched (at my/or own risk and expense) to the local agent (custodian) in Taiwan whose name and address is given below and in the manner specified below:

Name:

Address:

Contact Person:

Telephone No.:

Exh. A-3

Fax No.:

Manner of Dispatch:

OR

B.	If you wish to receive ADSs upon conversation of the Rule 144A Bonds, check and complete items 1 OR 2 below.

1.	Check here ☐ and complete the grid below if you are requesting conversion of the Rule 144A Bonds for ADSs AND the ADSs have been sold to a third party pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended:

Deliver ADSs (CUSIP No. 910873207) to:

Name of DTC Participant:*

DTC Participant Account No.:

Account No. for Purchaser at DTC Participant (f/b/o information):

Onward Delivery instructions to Purchaser:

Contact person at DTC Participant:

Daytime Telephone Number of contact person at DTC Participant:

Email of contact person at DTC Participant:

*	The ADSs will be delivered to DTC Participant specified above on RVP/DVP basis against payment of Depositary’s issuance fee of up to US$0.05 per ADS issued.

By checking above and completing the above grid, I/we (i) represent that I/we am/are not acting on behalf of the Company or any of its affiliates and that the ADSs to be delivered upon conversion of the Rule 144A Bonds have been sold pursuant to a resale registration statement

Exh. A-4

which has been declared effective under the Securities Act (and which continues to be effective at the time of transfer), and (ii) certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the sale described above and that the person who signed this Rule 144A Bond Conversion Notice is the beneficial owner of the Rule 144A Bonds surrendered herewith and is named as a selling securityholder in the Prospectus, dated                                 , or in amendments or supplements thereto, and that the number of ADSs transferred are all or a portion of the ADSs listed in such Prospectus, as amended or supplemented opposite such owner’s name. Details of my/our designee to receive such ADSs are set forth above.

OR

2.	Check here ☐ and complete the grid below if you are requesting conversion of the Rule 144A Bonds for the benefit of converting bondholder (without concurrent resale under resale registration statement) into Restricted ADSs:

Deliver Restricted ADR (CUSIP No. 910873306) to:

Name of Holder:

Address:

Tax ID Number:

Fax Number:

Daytime Telephone No.:

Federal Express Account No.:*

*	The Restricted ADR(s) will be mailed by U.S. mail unless a Federal Express Account number is included above.
**	Upon receipt of this Rule 144A Bond Conversion Notice, the Conversion Agent will complete the Restricted ADS Fees Payment Advice attached hereto, and will promptly, but in any event not later than two business days following the Conversion Date, fax the completed Restricted ADS Fees Payment Advice to the fax number specified above. The Restricted ADS Fees Payment Advice shall specify the amount of the Depositary issuance fees payable upon conversion of the Rule 144A Bonds into Restricted ADSs (up to U.S.$5.00 per 100 Restricted ADS(s), a reference number, the value date, the account into which payment is to be made by such value date. The Depositary issuance fees will need to be received by wire transfer in the designated account by close of business on the value date and identified by reference to the specified reference number. The Restricted ADSs will not be issued if the issuance fees are not timely paid or paid but not identified.

By checking and completing the grid above, I/We represent and agree that either at the time of signing and delivery of this Conversion Notice I/we am/are, or the person who has the beneficial

Exh. A-5

interest in such Rule 144A Bonds is, not the Company or an affiliate of the Company, (i) is not a U.S. Person (within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) and I/we, or such person, purchased such Rule 144A Bonds, or the beneficial interest therein, in a transaction made in accordance with Regulation S or (ii) is a qualified institutional buyer (“QIB”) within the meaning of Rule 144A under the Securities Act and understand[s] that ADSs issued upon conversion of such Rule 144A Bonds have not been and will not be registered under the Securities Act and agree[s] that such ADSs will be issued in the form of certificated restricted ADSs (“Rule 144A ADS”) and may not be offered, sold, pledged or otherwise transferred except (A) (1) pursuant to Rule 144A under the Securities Act to an institutional investor that the holder reasonably believes is a QIB within the meaning of Rule 144A, purchasing for its own account, or for the account of a QIB, whom the holder has informed, in each case, that the resale or other transfer is being made in reliance on Rule 144A, (2) in an offshore transaction a non-US person made in accordance with Regulation S (and not in a pre-arranged transaction resulting in the resale of such Restricted ADSs into the United States), or (3) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144 thereunder (if available) and (B) in accordance with any applicable securities laws of any state of the United States and the applicable laws of any other jurisdiction. The undersigned understands that the Restricted ADS are subject to the terms of a Letter Agreement, dated as of December 12, 2001, by and between the Company and Citibank, N.A., as Depositary, which sets forth the restrictions applicable to the Restricted ADS.

Please read and complete Items C through G below:

C.	The Bonds converted hereby and any documents required in relation to the declarations below or to verify the same accompany this form.

D.	I/we hereby declare that I/we have been notified by the Company that the Company’s register of shareholders may be closed from time to time. I/We hereby declare that any applicable condition to conversion of the Bonds, if any, has been complied with by me/us, that I/We am/are not acting on behalf of the Company or any of its affiliates.

E.	I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on conversion of the International Bonds in the jurisdiction where the Rule 144A Bonds are delivered to the Conversion Agent have been paid.

F.	I/we are providing the information below to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely on the information provided herein for such purpose. I/we also agree that the Company may provide or report such information for such purpose.

Exh. A-6

I/we certify that:

[check one]

☐	(i) I am not/ None of we are a “Related Person” of the Company (as defined below).

OR

☐	(ii) I, or the person whose name and nationality is , is a “Related Person” of the Company (as defined below).

G.	Converting Bondholder Information and Signature:

Please complete the following information with respect to the converting bondholder:

Name:

Date:

Address:

Telephone Number:

Signature:

To be Completed by Conversion Agent if Option B(2) has been checked:

Restricted ADS Fees Payment Advice

TO:

Name:

Date:

Fax Number:

The Depositary issuance fees payable in respect of the Restricted ADSs issuable upon conversion of the Rule 144A Bonds submitted for conversion pursuant to the attached conversion notice is as follows:

Payment Reference Number:

Number of Restricted ADSs deliverable:

Restricted ADS Issuance Fee payable: (up to U.S. $5.00 per 100 Restricted ADSs)	US$_____________________________________

Value Date (not later than the 5th business day following the Conversion Date)

Exh. A-7

Please ensure that the above stated Restricted ADS Issuance Fee is paid no later than close of business New York time on the stated Value Date to the following Bank Account:

Beneficiary Bank: Citibank, N.A.

SWIFT: CITIUS33

ABA No. 021000089

f/b/o: ADR A/C 3685-9028

Please ensure that your remitting bank quotes the following Payment Reference Number when remitting the ADS Issuance fees. Unless the ADS Depositary is unable to identify the Restricted ADS Issuance fee by reference to the Payment Reference Number, the ADS Depositary will not be under any obligation to issue the Restricted ADSs.

Payment Reference Number: ____________________________________

Exh. A-8

For Conversion Agent’s use only:

1.	(A)	Rule 144A Bonds conversion identification reference: United Microelectronics Zero Coupon Rule 144A Bonds due 2004 (CUSIP 910873AC2): CITIUS33

	(B)	Deposit Date:

	(C)	Conversion Date:

2.	(A)	Aggregate principal amount of Rule 144A Bonds deposited for conversion:

	(B)	Conversion Price on Conversion Date:

	(C)	Number of Shares deliverable:
(disregard fractions)

	(D)	Number of ADSs deliverable:
(disregard fractions)

	(E)	Number of Restricted ADSs deliverable:
(disregard fractions)

3.	(A)	Restricted ADS issuance fees:

4.	(If applicable) amount of cash payment due to converting Holder in respect of fractions of Shares due to a consolidation or re-classification of Shares:

N.B.	The Conversion Agent must complete items 1 and 2 and (if applicable) 3 and 4.

Exh. A-9

NOTES

1. This Conversion Notice will be void unless Sections A or B above are duly completed and must be deposited during the Conversion Period.

2. Your attention is drawn to Condition 6(B) of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively deposited for conversion.

3. If a retroactive adjustment of the Conversion Price contemplated by the terms and conditions of the Bonds is required in respect of a conversion of Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as the Shares, other securities, property and cash previously delivered pursuant to the relevant Conversion Notice.

4. A person or entity is deemed to be a “Related Person” of the Company if the person or entity is:

(a)	(i) a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or member of the immediate or second immediate family of the chairman of the board of directors or general manager of the Company;

(ii) a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization’s total fund;

(iii) a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or departmental head of the Company reporting to the general manager;

(iv) the spouse of a director, supervisor or general manager of the Company;

(v) a member of the immediate or second immediate families of the Company’s chairman of the board of directors or general manager.

OR

(b)	a person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the United States (the “Equity Method”); or a person or entity which uses the Equity Method to account for an investment in the Company

Exh. A-10

EXHIBIT B

to

Letter Agreement, dated as of December 12, 2001

(the “Letter Agreement”), by and between

UNITED MICROELECTRONICS CORPORATION

and

CITIBANK, N.A.

WITHDRAWAL CERTIFICATION

                        ,

Citibank, N.A.,

    as Depositary

ADR Department

111 Wall Street

New York, New York 10043

Re:	United Microelectronics Corporation (Cusip # 910873306)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of September 21, 2000 (the “Deposit Agreement”), by and among United Microelectronics Corporation (the “Company”), a Company incorporated under the laws of the Republic of China, Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts issued thereunder, and (ii) the Letter Agreement, dated as of December 12, 2001 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

This Withdrawal Certification is being furnished in connection with the withdrawal of Restricted Shares upon surrender of Restricted ADSs (as defined in the Letter Agreement) to the Depositary, and for such purpose we acknowledge and certify as follows:

(A)	We acknowledge, or, if we are acting for the account of another person, such person has confirmed to us that it acknowledges, that the Restricted ADSs and the Restricted Shares represented thereby have not been registered under the Securities Act.

Exh. B-1

(B)	We certify that (x) we are not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, or if we are not the beneficial owner of the Restricted Shares represented by the Restricted ADSs, such beneficial owner is not an “affiliate” of the Company, (y) we are not a “U.S. person” (within the meaning of Regulation S) and are located outside the United States, and, if we are not the beneficial owner of the Restricted Shares represented by the Restricted ADSs, such beneficial owner is not a U.S. person and is located outside the United States or we are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”) or if we are not the beneficial owner of such Restricted Shares represented by the Restricted ADSs, such beneficial owner is a QIB, and (z) we, and, if we are not the beneficial owner, the beneficial owner has indicated that it, will sell the Restricted Shares in compliance with the requirements of the U.S. securities laws (including, without limitation, the applicable laws of the states of the United States), and we, and, if we are not the beneficial owner, the beneficial owner has indicated that it, will not deposit, or cause to be deposited, such Shares into any depositary receipts facility established or maintained by a depositary bank other than a restricted facility established and maintained for such purpose.

(C)(1)	We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

(please check the applicable box in (a) below and fill in the missing information in (b) below, as appropriate.

(a) ☐ We are (it is) a “Related Person” of the Company (as defined below).

or

☐ We are (it is) not a “Related Person” of the Company (as defined below).

AND

(b)(i) We will own [fill in] Shares of the Company, after cancellation of the Restricted ADSs surrendered hereby (do not include Shares represented by ADSs included in (b)(ii) below);

(ii) We will own [fill in] ADSs representing Shares of the Company after cancellation of the Restricted ADSs surrendered hereby.

AND

Exh. B-2

(2)	We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

(a)	We are (or the person for the account of which we are acting is) the Beneficial Owner of the Restricted ADSs hereby surrendered to the Depositary for withdrawal of the Shares represented thereby;

AND

(b)	We hereby certify that the following information is true and correct:

Name of Beneficial Owner of Restricted ADSs:

__________________________________

Address of Beneficial Owner of Restricted ADSs:

__________________________________

__________________________________

Nationality of Beneficial Owner of Restricted ADSs:

__________________________________

Name of recipient of Shares withdrawn hereby (“Recipient”):

__________________________________

Nationality of Recipient:

__________________________________

Identity Number of Recipient (only required if Recipient is ROC person or entity)

__________________________________

Exh. B-3

Number of Restricted ADSs surrendered hereby:

__________________________________

Number of Shares withdrawn hereby and registered in the name of Recipient:

__________________________________

The aggregate number of Shares Recipient has received upon all withdrawals since the execution of the Deposit Agreement:

__________________________________

(3)	If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer and that our customer has confirmed the accuracy of the representations contained in paragraphs (C)1 through (C)3 hereof that are applicable to it.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

*	A person or entity is deemed to be a “Related Person” of the Company if the person or entity is:

(a) (i) a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or member of the immediate or second immediate family of the chairman of the board of directors or general manager of the Company;

Exh. B-4

(ii) a non-profit organization of which the funds donated from the Company exceeds one-third of such non-profit organization’s total funds;

(iii) a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or department head of the Company reporting to the general manager of the Company;

(iv) the spouse of a director, supervisor, or general manager of the Company; or

(v) a member of the immediate or second immediate families of the Company’s chairman of the board of directors or general manager.

OR

(b) a person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the United States (the “Equity Method”); or a person or entity which uses the Equity Method to account for an investment in the Company.

Exh. B-5

EXHIBIT C

to

Letter Agreement, dated as of December 12, 2001

(the “Letter Agreement”), by and between

UNITED MICROELECTRONICS CORPORATION

and

CITIBANK, N.A.

Resale Certification

Citibank, N.A.,

as Depositary

ADR Department

111 Wall Street

New York, New York 10043

Re: United Microelectronics Corporation (Cusip # 910873306)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of September 21, 2000 (the “Deposit Agreement”), by and among United Microelectronics Corporation (the “Company”), a Company incorporated under the laws of the Republic of China, Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts issued thereunder, and (ii) the Letter Agreement, dated as of December 12, 2001 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

This Resale Certification is being provided in connection with our request to the Depositary to transfer the Restricted ADSs enclosed herewith in the form of freely transferable ADSs to the person specified below (the “Purchaser”) in connection with our sale of such ADSs to the Purchaser in a transaction covered by the Registration Statement on Form F-3 (Reg. No. 333-             ) (such registration statement as amended and supplemented from time to time, the “Registration Statement” and the prospectus contained therein, as amended and supplemented from time to time, the “Prospectus”) which as been declared effective and continues to be effective as of this date.

We hereby certify that the Prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described herein, and that the undersigned beneficial owner of the ADSs is named as a selling securityholder in the Prospectus, and that the number of ADSs transferred are all or a portion of the ADSs listed in such Prospectus opposite such beneficial owner’s name.

Exh. C-1

Please deliver the ADSs (CUSIP No. 910873207) to:

Name of DTC Participant:

DTC Participant Account No.:

Account No. for Purchaser at DTC Participant (f/b/o information):

Onward Delivery instructions to Purchaser:

Contact person at DTC Participant:

Daytime Telephone Number of contact person at DTC Participant:

Email of contact person at DTC Participant:

[NAME OF CERTIFYING PARTY/ BENEFCIAL OWNER]

By:
Name:
Title
Date:

Exh. C-2